EXHIBIT 4.7

EXCEPT AS PROVIDED IN SECTION 11(B) HEREOF, THIS WARRANT MAY NOT BE TRANSFERRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MUST NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (1) MAY 30, 2007 AND (2) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF DRAGONWAVE INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO DRAGONWAVE INC., OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, UPON THE PROVISION OF A LEGAL OPINION OF SELLER’S U.S. COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO DRAGONWAVE INC., THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT.

WARRANT FOR THE PURCHASE OF

COMMON SHARES

OF

DRAGONWAVE INC.

(a corporation incorporated under the Canada Business Corporations Act)

DATED AS OF MAY 30, 2007

VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME, ON MAY 30, 2017

DragonWave Inc., a corporation incorporated under the laws of Canada (the “Company”), hereby certifies that Sprint/United Management Company, a Kansas corporation (the “Holder”), an Affiliate (as hereinafter defined) of Sprint Nextel Corporation (“Sprint”), is entitled, subject to the terms set forth below, to purchase from the Company, at the time, in the amounts and during the period described in Section 3 below, that number of Common Shares of the Company determined pursuant to the provisions of Section 2 below, at a price of $3.55 (the “Purchase Price”), subject to adjustment as provided herein.

1.                                      Definitions.

“Acquisition” means: (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company; (b) any reorganization, consolidation, merger or amalgamation of the Company in which the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction; or (c) a take-over bid, tender offer, share exchange or other transaction pursuant to which more than 50% of the outstanding voting securities of the Company are acquired by one or more persons acting jointly or in concert.

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, Sprint or the Holder.

“Common Shares” means the Company’s Common Shares.

“DragonWave Products and Services” means the Company’s AirPair products or any other products or services marketed or sold by the Company, including without limitation products or services that may be introduced or acquired by the Company in the future.

“Exercise Term” means any time between the date hereof and May 30, 2017.

“IPO” means the Company’s initial public offering of its Common Shares pursuant to which the Common Shares are listed, admitted or posted for trading on the Toronto Stock Exchange and/or the Alternative Investment Market of the London Stock Exchange plc and/or any other recognized stock exchange or market or trading quotation system.

“Market Price” of a Common Share on any day means the average closing price of a Common Share for the twenty (20) consecutive trading days preceding such day on the stock exchange, market or trading quotation system on which the highest volume of the Common Shares are listed, admitted or posted for trading.

“Maximum Warrant Allocation” shall have the meaning set forth in Section 2(a) hereof.

“New Security” shall have the meaning set forth in Section 4(b) hereof.

“Registered Holder” means the Holder, or as applicable any successor or permitted assign of the Holder to whom this Warrant is transferred.

“Reorganization Event” means any capital reorganization or any reclassification of the capital stock of the Company.

“Share Exchange Transaction” shall have the meaning set forth in Section 4(b) hereof.

“Sprint Purchases” means purchases of DragonWave Products and Services for deployment or use in the 4G or other networks of Sprint and/or the Holder and/or their respective Affiliates (or any one of them) (including, for avoidance of doubt any purchase by: (i)  Sprint, the Holder and/or any of their respective Affiliates for its own account, or (ii) any partner, agent, vendor, integrator, reseller, distributor, original equipment manufacturer or other person or entity purchasing, directly or indirectly, for or on behalf of, or in respect of any network of, Sprint, the Holder and/or their respective Affiliates).

“Substituted Security” shall have the meaning set forth in Section 4(b) hereof.

“Surviving Entity” means the continuing or surviving entity, or other successor of the business of the Company, after an Acquisition or Reorganization Event.

“Warrant Stock” means the Common Shares acquired or acquirable upon exercise of this Warrant.

2.                                      Shares to be Issued Upon Exercise.

(a)                                 The Registered Holder is hereby entitled, subject to Section 2(b) below, to purchase from the Company, at any time and from time to time, up to a maximum of one hundred twenty-six thousand two hundred fifty (126,250) Common Shares, subject to adjustment as provided in Section 4 below (the “Maximum Warrant Allocation”).

(b)                                 Notwithstanding any other term or provision of this Warrant, this Warrant shall only be exercisable for that portion of the Maximum Warrant Allocation that is vested as provided in this Section 2(b).  The Maximum Warrant Allocation shall vest:

(i)                                     as to twenty five percent (25%) of the Maximum Warrant Allocation, on receipt by the Company (or any subsidiary thereof) of orders for Sprint Purchases with a cumulative aggregate purchase price, measured from the date of this Warrant (and not, for greater certainty, including any Sprint Purchases prior to the date of this Warrant) of at least two hundred and fifty thousand United States dollars (USD$250,000); and

(ii)                                  as to the remainder of the Maximum Warrant Allocation, on the first to occur of: (A) receipt by the Company (or any subsidiary) of orders for Sprint Purchases, for delivery on or before February 28, 2008, with a cumulative aggregate purchase price measured from the date of this Warrant (including amounts referred to in Section 2(b)(i)) (but not, for greater certainty, including any Sprint Purchases prior to the date of this Warrant) of at least five million United States dollars (USD$5,000,000), and (B) receipt by the Company (or any subsidiary thereof) of orders for Sprint Purchases, for delivery on or before December 31, 2008, with a cumulative aggregate purchase price (including amounts referred to in Section 2(b)(i)) (but not, for greater certainty, including any Sprint Purchases prior to the date of this Warrant) of at least fifteen million United States dollars (USD$15,000,000).

Within 15 days of each vesting event provided in subsections 2(b)(i) and (ii) above, the Company will provide written notice to the Registered Holder confirming the vesting event and the aggregate number of shares of Warrant Stock that the Registered Holder is then entitled to purchase, taking into account any previous vesting events.  Notwithstanding the foregoing, the Registered Holder will be entitled to purchase the applicable number of shares of Warrant Stock upon the occurrence of an associated vesting event as provided above whether or not the Company actually delivers such notice.

3.                                      Exercise of Warrant.

(a)                                 This Warrant may be exercised as to any vested portion of the Maximum Warrant Allocation at any time during the Exercise Term by the Registered Holder in whole or in part, and from time to time, by surrendering this Warrant, with the purchase form appended hereto as Annex B duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by a check drawn on the bank account of the Registered Holder or the surrender of shares pursuant to the Net Issue Election provisions set forth in Section 3(d) hereof.

(b)                                 Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company, together with the aggregate Purchase Price in respect of the portion of the Warrant so exercised, as provided in subsection 3(a) above.  At such time, the person(s) or entity(ies) in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 3(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)                                  As soon as practicable after each exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i)                                     a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 5 hereof; and

(ii)                                  in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, with a new Warrant Schedule attached thereto reflecting the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares reflected in the Warrant Schedule attached as Annex A to this Warrant on the date of such exercise minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 3(a) above.

(d)                                 Upon any exercise of this Warrant, in whole or in part, the Registered Holder may elect to receive, without the payment by the Registered Holder of any additional consideration, the number of shares of Warrant Stock, calculated in accordance with the formula set forth below by the surrender of this Warrant to the Company, with the net issue election notice (attached hereto as Annex C) duly executed, at the office of the Company.  Thereupon, the Company shall issue to the Registered Holder such number of fully paid and nonassessable Common Shares as is computed using the following formula:

where

X =                             the number of shares of Warrant Stock to be issued to the Registered Holder pursuant to this Section 3(d).

Y =                             the number of shares of Warrant Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 3(d).

A =                             the Market Price of one share of Warrant Stock at the time the net issue election is made pursuant to this Section 3(d).

B =                             the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 3(d).

The Company shall promptly respond in writing to an inquiry by the Registered Holder as to the Market Price of one share of Warrant Stock.

4.                                      Adjustments.

(a)                                 Adjustment of Purchase Price Amount Upon Stock Splits, Dividends, Distributions and Combinations.  In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares or issue a stock dividend or make a distribution with respect to outstanding Common Shares payable in Common Shares or in securities convertible with no additional consideration into Common Shares, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced and the number of shares of Warrant Stock proportionately increased; and conversely, in case the Common Shares shall be combined into a smaller number of shares, the Purchase Price for all shares of Warrant Stock issuable immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock proportionately reduced.  The provisions of this Warrant applicable to the “Common Shares” and “Warrant Stock” shall apply mutatis mutandis to any Common Shares issued pursuant to this Section 4(a).

(b)                                 Reorganization Event or Acquisition.

(i)                                     In case of any Reorganization Event or Acquisition which is effected in a manner by which the holders of Common Shares shall be entitled (either directly or upon subsequent liquidation) to equity securities with respect to or in exchange for Common Shares (a “Share Exchange Transaction”), then this Warrant shall, after such Share Exchange Transaction, entitle the Registered Holder hereof to purchase the kind and number of shares or other equity securities of the Company or the Surviving Entity (in either case, a “Substituted Security”) to which the Registered Holder hereof would have been entitled if it had held the Warrant Stock issuable upon the exercise hereof immediately prior to such Share Exchange Transaction.  The Company shall not effect any such Share Exchange Transaction unless prior to the consummation thereof the Surviving Entity (if other than the Company) resulting therefrom or the corporation purchasing the assets of the Company shall, by written instrument executed and mailed to the Registered Holder hereof at the last address of such Registered Holder appearing on the books of the Company, (A) assume the obligation to deliver to such Registered Holder such Substituted Securities as, in accordance with the foregoing provisions, such Registered Holder may be entitled to purchase, and (B) agree to be bound by all the terms of this Warrant.

(ii)                                  In the case of any Acquisition in which the holders of Common Shares shall be entitled to cash, cash equivalents, nonequity securities or other property of the Company or the Surviving Entity (“Property”) with respect to or in exchange for Common Shares, then subject as hereinafter provided: (A) this Warrant shall, after such Acquisition, entitle the Registered Holder hereof to purchase the kind of issued and outstanding common stock or other equity security of the Company or the Surviving Entity (in either case, a “New Security”), as the case may be, which is most similar to the Common Shares, in an amount equal to the number of shares of the New Security equal to the value on the effective date of such Acquisition of the Property issued per Common Share multiplied by the number of Common Shares to which the Registered Holder hereof would have been entitled if it had held the Common Shares issuable upon the exercise hereof immediately prior to such Acquisition, divided by the Market Price on such effective date, and (B) the Company shall not effect any such Acquisition unless prior to the consummation thereof the Surviving Entity (if other than the Company) resulting therefrom shall, by written instrument executed and mailed to the Registered Holder hereof at the last address of such Registered Holder appearing on the books of the Company: (a) assume the obligation to deliver to such Registered Holder such New Securities as, in accordance with the foregoing provisions, such Registered Holder may be entitled to purchase and (b) agree to be bound by all the terms of this Warrant. Notwithstanding the foregoing, if the Surviving Entity in an Acquisition referred to in this sub-section 4(b)(ii) is unwilling to assume the obligations under and agree to be bound by all of the terms of this Warrant, then upon receiving the notice of the Acquisition referred to in Section 7, the Registered Holder shall have the option:  (x) to exercise the vested portion of this Warrant in full, pursuant to the cashless exercise provision in Section 3(d), subject to and conditional upon the closing of the Acquisition, or (y) to require the Company to purchase the warrant for a cash payment to the Registered Holder equal to quotient of A multiplied by B, where A is the number of vested shares of Warrant Stock then subject to issuance pursuant to this Warrant and B is equal to ten percent (10%) of the price of a single share of Warrant Stock payable by the purchaser pursuant to the Acquisition.  If the Registered Holder does not notify the Company in writing of its election pursuant to the foregoing sentence within five (5) days of receiving the notice of the Acquisition referred to in Section 7 of this Warrant, the Registered Holder shall be irrevocably deemed to have elected the option that would yield a greater dollar value to the Registered Holder.  On the closing of such Acquisition, subject to issuing the Warrant Stock to the Registered Holder as required pursuant to Section 3(d) or tendering the cash payment to the Registered Holder to purchase the Warrant as contemplated above, as applicable, all obligations of the Company to the holder of this Warrant shall terminate.

(iii)                               The provisions of this Warrant applicable to the “Common Shares” and “Warrant Stock” shall apply mutatis mutandis to any Substituted Security or New Security issuable pursuant to this Section 4(b).

(iv)                              Furthermore, in the case of Reorganization Event or Acquisition which entitles the Registered Holder to purchase Substituted Securities or New Securities under this Warrant, the Purchase Price for all Substituted Securities or New Securities issuable immediately prior to such Reorganization Event or Acquisition shall be adjusted to equal the price determined by dividing the Purchase Price for each such share of Warrant Stock issuable immediately prior to such Acquisition or Reorganization Event by the number of shares of Substituted Securities or New Securities the Registered Holder is entitled to receive in respect of each share of Warrant Stock otherwise issuable hereunder.

(c)                                  Computation of Adjustments.  Upon each computation of an adjustment in the Purchase Price for any share of Warrant Stock issuable hereunder, the Purchase Price for all such shares of Warrant Stock shall be computed to the nearest cent (i.e., fractions of .5 of a cent, or greater, shall be rounded to the highest cent) and the shares which may be purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e., fractions of one half of a share, or greater, shall be treated as being a whole share).  No such adjustment shall be made, however, if the change in the Purchase Price for any such share of Warrant Stock would be less than $.01 per share, but any such lesser adjustment shall be made at the time and together with the next subsequent adjustment which, together with any adjustments carried forward, shall amount to $.01 per share or more.

(d)                                 Notice of Adjustment of Purchase Price, Number of Shares.  Upon any adjustment of the Purchase Price or number of shares of Warrant Stock purchasable hereunder, the Company shall promptly give written notice thereof to the Registered Holder, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

5.                                      Fractional Shares.

The Company shall not be required to issue fractional shares upon the exercise of this Warrant.  If the Registered Holder would be entitled upon the exercise of any rights evidenced hereby to receive a fractional interest in a Common Share, the Company shall, upon such exercise, pay in lieu of such fractional interest an amount in cash equal to the value of such fractional interest, calculated based upon the Market Price as of the date this Warrant is exercised.

6.                                      Lock-up.

The Registered Holder shall enter into a lock-up agreement, substantially in the form attached as Annex D, pursuant to which the Registered Holder shall not, for a period of no more than 180 days after the completion of the IPO offer, sell or otherwise dispose of this Warrant or the Warrant Stock issuable on the exercise hereof.

7.                                      Notices of Record Date, Etc.

In the event that:

(a)                                 the Company shall set a record date for the purpose of entitling or enabling the holders of its Common Shares (or other shares or securities at the time deliverable upon the exercise of this Warrant) to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)                                 there is an Acquisition, or

(c)                                  there shall occur any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation, amalgamation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company, other than pursuant to an Acquisition, or

(d)                                 there shall occur any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the effective date of Acquisition, (iii) the effective date of  such reorganization, reclassification, consolidation, amalgamation, merger or transfer or (iv) the date of such dissolution, liquidation or winding-up is to take place, and also specifying, if applicable, the date and time as of which the holders of record of Common Shares (or such other shares or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their Common Shares (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, amalgamation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.                                      Acquisition/Liquidation or Dissolution.

Notwithstanding Section 4(b), effective and conditional upon the completion of: (a) an Acquisition at any time on or after the five year anniversary of this Warrant or (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, to the extent not then exercised, this Warrant shall terminate and be of no further force or effect;  provided, that, any exercise by the Registered Holder of this Warrant in connection with any such Acquisition or any voluntary or involuntary dissolution, liquidation or winding-up of the Company may be made subject to and conditional upon the completion of such event.

9.                                      Reservation of Stock.

The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10.                               Replacement of Warrants.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.                               Transfers and Legends

(a)                                 The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

(b)                                 This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder; provided that this Warrant may be transferred to, and may be exercised by, any company that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Registered Holder;  provided, that, on the request of the Company, any such transferee or other company that is exercising this Warrant shall execute an instrument of accession, in a form reasonably satisfactory the Company, agreeing to be bound by the obligations and restrictions applicable to the Registered Holder set forth in this Warrant.

(c)                                  Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

(d)                                 The Warrant Stock issuable on the exercise of this Warrant shall be imprinted with legends in substantially the following form:

(i)                                     UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS

CERTIFICATE MUST NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (1) MAY 30, 2007 AND (2) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

(ii)                                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF DRAGONWAVE INC. THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO DRAGONWAVE INC., OR (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S (“REGULATION S”) UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (E) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (E) ABOVE, UPON THE PROVISION OF A LEGAL OPINION OF SELLER’S U.S. COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO DRAGONWAVE INC., THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT.

(e)                                  If this Warrant is exercised at any time when the Warrant Stock is listed on the Toronto Stock Exchange, in addition to the legends set forth in Section 11(d), the Warrant Stock shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.  IF DRAGONWAVE INC. IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM

COMPUTERSHARE INVESTOR SERVICES INC., AS REGISTRAR AND TRANSFER AGENT FOR THESE SECURITIES, OR SUCH OTHER ORGANIZATION OR ENTITY PERFORMING SUCH FUNCTION FOR DRAGONWAVE INC. (THE “TRANSFER AGENT”) UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE TRANSFER AGENT AND DRAGONWAVE INC., AND, IF SO REQUIRED BY THE TRANSFER AGENT, AN OPINION OF COUNSEL TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S.

13.          Mailing of Notices, Etc.

All notices and other communications in connection with the Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address listed below for each party or to such other address as such party shall provide to the other party hereto pursuant to written notice.

If to the Registered Holder, addressed to:

Sprint/United Management Company

c/o Sprint Nextel Corporation

2001 Edmund Halley Drive

Reston, Virginia 20191

Attn: Vice President & Assistant Treasurer — Capital Markets

(Re: Warrants)

Fax: (703) 433-4414

With a copy to:

Sprint Nextel Corporation

Legal Department

2001 Edmund Halley Drive

Reston, Virginia 20191

Attn: General Counsel (Re: Warrants)

Fax: (703) 433-4846

If to the Company, addressed to:

DragonWave Inc.

411 Legget Drive

Suite 600

Kanata, ON  K2K 3C9

Attn:  CFO

Fax:  (613) 599-4265

14.          No Rights as Stockholder.

Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

15.          Change or Waiver.

Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

16.          Headings.

The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

17.          Governing Law.

This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario, without giving effect to the conflict of laws principles of such jurisdiction.

18.          Capitalization Representation.

As of the date hereof, the authorized capital stock of the Company consists of an unlimited number of Common Shares, of which 24,644,473 Common Shares are issued and outstanding. All shares, when issued, will be duly authorized and validly issued, fully paid and nonassessable, and issued in compliance with all applicable laws concerning the issuance of securities.  Except for Common Shares reserved for issuance under the Company’s Fourth Amended and Restated Stock Option/Stock Issuance Plan, as the same may be amended from time to time, and for other options and warrants to purchase securities disclosed in the Company’s documents publicly filed with Canadian securities regulators, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any share of capital stock of, or other equity interest in, the Company.

19.          Information Covenant.

No later than thirty (30) days after the end of each calendar quarter during the Exercise Term, the Company will provide the Registered Holder with summary capitalization tables.  In addition to the foregoing, in the event the Company consummates an equity financing during the Exercise Term pursuant to which it sells any security for the principal purpose of raising capital, the Company agrees to provide the Registered Holder with the applicable valuation information relevant to such financing, provided that such information, to the extent not a matter of public knowledge, shall be held by the Registered Holder in confidence and shall not be disclosed by the Registered Holder to any third party (other than Sprint and/or its Affiliates).

DRAGONWAVE INC.

	By:	/s/ Russell Frederick
Dated: May 30, 2007	Name:	Russell Frederick
	Title:	Chief Financial Officer

Signature page of Sprint Warrant

ANNEX A

WARRANT SCHEDULE

Number of Shares
of Warrant Stock
Issuable Pursuant
Date	to Warrant	Purchase Price

ANNEX B

PURCHASE FORM

To:

The undersigned pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase             Common Shares covered by such Warrant and herewith makes payment of $       , representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned understands and acknowledges the terms and restrictions on the right to transfer or dispose of the Common Shares set forth in Section 6 of the attached Warrant, which the undersigned has carefully reviewed.  The undersigned consents to the placing of a legend on its certificate for the Common Shares referring to such restrictions and the placing of stop transfer orders until the Common Shares may be transferred in accordance with the terms of such restrictions.

By:
Name:
Title:

Dated:

ANNEX C

NET ISSUE ELECTION NOTICE

To:	Date:

The undersigned hereby elects under Section 3(e) to surrender the right to purchase         Common Shares pursuant to this Warrant.  The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

[INSERT NAME OF REGISTERED HOLDER]

By:
Name:
Title:

Name for Registration:

Mailing Address:

ANNEX D

FORM OF LOCK-UP AGREEMENT